SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Interchange Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	33-0849123

(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

24422 Avenida de la Carlota, Suite 120 Laguna Hills, California	92653

(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-116965

Securities to be registered pursuant to Section 12(b) of the Act: None.

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.00001

(Title of class)

ITEM 1. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED
ITEM 2. EXHIBITS
SIGNATURE

ITEM 1.

DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

     The description of the Common Stock of Registrant set forth under the caption “Description of Securities” in Registrant’s Registration Statement on Form SB-2 (Registration No. 333-116965) as originally filed with the Securities and Exchange Commission on June 29, 2004 or as subsequently amended (the “Registration Statement”), and in the prospectus included in the Registration Statement, is hereby incorporated by reference in response to this item.

ITEM 2.

EXHIBITS.

     The following exhibits are filed herewith or are incorporated by reference as indicated below.

Exhibit Number	Description
3.1*	Amended and Restated Certificate of Incorporation of the Registrant, to be in effect upon the completion of the offering
3.2*	Amended and Restated Bylaws of the Registrant, to be in effect upon the completion of the offering
4.1*	Specimen common stock certificate
4.2*	Form of Securities Purchase Agreement—Series A Preferred stock
4.3*	Form of Securities Purchase Agreement—Series B Preferred stock
4.4*	Form of Securities Purchase Agreement—Series C, Series D and Series E Preferred stock
4.5*	Promissory Note, dated July 18, 2001, by and between the Registrant and Frastacky Associates, Inc.
4.6*	Promissory Note, dated October 24, 2001, by and between the Registrant and Frastacky Associates, Inc.
4.7*	Promissory Note, dated November 28, 2001, by and between the Registrant and Frastacky Associates, Inc.
4.8*	Promissory Note, dated November 25, 2002, by and between the Registrant and Frastacky Associates, Inc.
4.9*	Promissory Note, dated January 17, 2003, by and between the Registrant and Frastacky Associates, Inc.
4.10*	Promissory Note, dated January 17, 2003, by and between the Registrant and Frastacky Associates, Inc.

Exhibit Number	Description
4.11*	Promissory Note, dated January 30, 2003, by and between the Registrant and Frastacky Associates, Inc.
4.12*	Loan Extension and Conversion Agreement, dated June 29, 2003, by and between the Registrant and Frastacky Associates, Inc.
4.13*	Security Agreement, dated August 15, 2001, by and between the Registrant and Frastacky Associates, Inc.
4.14*	Form of Unit Subscription Agreement for Convertible Secured Debentures
4.15*	Form of 8% Convertible Secured Promissory Note
4.16*	Form of Warrant
4.17*	Loan Extension and Conversion Agreement, dated April 1, 2004, by and between the Registrant and Frastacky Associates, Inc.
4.18*	Form of Extension Agreement by and between the Registrant and holders of Secured Convertible Debentures
4.19*	Form of Common Stock Purchase Warrant between the Registrant and the underwriters

*	Incorporated by reference to the identically numbered exhibit to the Registration Statement.

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: October 18, 2004	Interchange Corporation

	By:	/s/ Douglas S. Norman

Douglas S. Norman Chief Financial Officer and Secretary